Exhibit 4.3

EXECUTION VERSION

DOLLARAMA GROUP HOLDINGS L.P.

DOLLARAMA GROUP HOLDINGS CORPORATION

Senior Floating Rate Deferred Interest Notes due 2012

REGISTRATION RIGHTS AGREEMENT

December 20, 2006

Citigroup Global Markets Inc.

J.P. Morgan Securities Inc.

RBC Capital Markets Corporation

As Representatives of the Initial Purchasers

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Dollarama Group Holdings L.P., a limited partnership formed under the laws of Quebec, Canada (the “Company”) and Dollarama Group Holdings Corporation, an unlimited liability company organized under the Companies Act (Nova Scotia) (“DGHC”) (the Company and DGHC together, the “Co-Issuers”), propose to issue and sell to certain purchasers (the “Initial Purchasers”), for whom you (the “Representatives”) are acting as representatives, U.S.$200,000,000 principal amount of Floating Rate Deferred Interest Senior Notes due 2012 (the “Notes”), upon the terms and conditions set forth in a Purchase Agreement, dated December 15, 2006, by and among the Co-Issuers and the Initial Purchasers (the “Purchase Agreement”) relating to the initial placement of the Notes (the “Initial Placement”). To induce the Initial Purchasers to enter into the Purchase Agreement and to satisfy a condition to your obligations thereunder, the Co-Issuers agree with you for your benefit and the benefit of the holders from time to time of the Notes (including the Initial Purchasers) and the New Notes (each a “Holder” and, collectively, the “Holders”), as follows:

1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following capitalized defined terms shall have the following meanings:

“Additional Interest” shall have the meaning set forth in Section 8 hereto.

“Affiliate” shall have the meaning specified in Rule 405 under the Securities Act and the terms “controlling” and “controlled” shall have meanings correlative thereto.

“Broker-Dealer” shall mean any broker or dealer registered as such under the Exchange Act.

“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which banking institutions in the City of New York or Montreal are required or authorized by law or other governmental action to be closed.

“Closing Date” shall mean the date of the first issuance of the Notes.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Deferral Period” shall have the meaning indicated in Section 4(j)(ii) hereof.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Offer Registration Period” shall mean the period following the consummation of the Registered Exchange Offer and ending on the earlier of (i) the 90th day following consummation of a Registered Exchange Offer (or such longer period if extended pursuant to any of the events set forth in Section 4(j)(i) and (ii) such time as no Exchanging Dealer holds Registrable Notes exclusive of any period during which any stop order shall be in effect suspending the effectiveness of the Exchange Offer Registration Statement, or such shorter period as will terminate when (i) all of the New Notes covered by the Exchange Offer Registration Statement have been distributed pursuant thereto and (ii) an Exchanging Dealer is no longer required to deliver a prospectus in connection with sales of the New Notes.

“Exchange Offer Registration Statement” shall mean a registration statement of the Co-Issuers on an appropriate form under the Securities Act with respect to the Registered Exchange Offer, all amendments and supplements to such registration statement, including post-effective amendments thereto, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Exchanging Dealer” shall mean any Holder (which may include any Initial Purchaser) that is a Broker-Dealer and elects to exchange for New Notes any Notes that it acquired for its own account as a result of market-making activities or other trading activities (but not directly from the Co-Issuers or any Affiliate of the Co-Issuers) for New Notes.

“Final Memorandum” shall mean the offering memorandum, dated December 15, 2006 relating to the Notes, including any and all exhibits thereto and any information incorporated by reference therein as of such date.

“Free Writing Prospectus” means each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the sale of the Notes or the Exchange Notes.

“Holder” shall have the meaning set forth in the preamble hereto.

“Indenture” shall mean the Indenture relating to the Notes, dated as of December 20, 2006, among the Co-Issuers and U.S. Bank National Association, as trustee, as the same may be amended from time to time in accordance with the terms thereof.

“Initial Placement” shall have the meaning set forth in the preamble hereto.

“Initial Purchaser” shall have the meaning set forth in the preamble hereto.

“Losses” shall have the meaning set forth in Section 6(d) hereof.

“Majority Holders” shall mean, on any date, Holders of a majority of the aggregate principal amount of Notes registered under a Registration Statement.

“Managing Underwriters” shall mean the investment banker or investment bankers and manager or managers that administer an underwritten offering, if any, under a Registration Statement.

“NASD Rules” shall mean the Conduct Rules and the By-Laws of the National Association of Securities Dealers, Inc.

“New Notes” shall mean debt securities of the Co-Issuers evidencing the same continuing indebtedness as the Notes and identical in all material respects to the Notes (except that the transfer restrictions shall be modified or eliminated, as appropriate, and no Additional Interest shall apply thereto) to be issued under the Indenture.

“Notes” shall have the meaning set forth in the preamble hereto.

“Prospectus” shall mean the prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Notes or the New Notes covered by such Registration Statement, and all amendments and supplements thereto, including any and all exhibits thereto and any information incorporated by reference therein.

“Purchase Agreement” shall have the meaning set forth in the preamble hereto.

“Registered Exchange Offer” shall mean the proposed offer of the Co-Issuers to issue and deliver to the Holders of the Notes that are not prohibited by any law or policy of the Commission from participating in such offer, in exchange for the Notes, a like aggregate principal amount of the New Notes evidencing the same continuing indebtedness.

“Registrable Notes” shall mean (i) Notes other than those that (A) have been registered under a Registration Statement and disposed of in accordance therewith, (B) are eligible to be sold pursuant to Rule 144(k) or any successor rule or regulation thereto that may be adopted by the Commission or (C) have been distributed to the public pursuant to Rule 144 under the Securities Act or any successor rule or regulation thereto that may be adopted by the Commission and (ii) any New Notes resale of which by the Holder thereof requires compliance with the prospectus delivery requirements of the Securities Act.

“Registration Statement” shall mean any Exchange Offer Registration Statement or Shelf Registration Statement that covers any of the Notes or the New Notes pursuant to the provisions of this Agreement, any amendments and supplements to such registration statement, including post-effective amendments (in each case including the Prospectus contained therein), all exhibits thereto and all material incorporated by reference therein.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration” shall mean a registration effected pursuant to Section 3 hereof.

“Shelf Registration Period” has the meaning set forth in Section 3(b) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Co-Issuers pursuant to the provisions of Section 3 hereof which covers some or all of the Notes or New Notes, as applicable, on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the Commission, amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

“Trustee” shall mean the trustee with respect to the Notes under the Indenture.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“underwriter” shall mean any underwriter of Notes in connection with an offering thereof under a Shelf Registration Statement.

2. Registered Exchange Offer. (a) Unless due to any change in law or applicable interpretations thereof by the Commission’s staff, the Co-Issuers determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by this Section 2, the Co-Issuers shall prepare and not later than the earlier to occur of (i) the 30th day following the filing date of Dollarama Group L.P.’s annual report on Form 10-K for the fiscal year ended January 31, 2007 and (ii) 180 days from the Issue Date, and file with the Commission the Exchange Offer Registration Statement with respect to the Registered Exchange Offer. The Co-Issuers shall use their respective reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act not later than 120 days following the filing date of the Exchange Offer Registration Statement. The Co-Issuers shall use their respective reasonable best efforts to cause the exchange of the Notes no later than 40 days after the effective date of the Exchange Offer Registration Statement.

(b) Upon the effectiveness of the Exchange Offer Registration Statement, the Co-Issuers shall promptly commence the Registered Exchange Offer, it being the objective of such Registered Exchange Offer to enable each Holder electing to exchange Notes for New Notes (assuming that such Holder is (i) not an Affiliate of the Co-Issuers, (ii) acquires the New Notes in the ordinary course of such Holder’s business, (iii) has no arrangements or understandings with any person to participate in the distribution of the New Notes, (iv) is not an Initial Purchaser holding the Notes that have the status of an unsold allotment remaining from an initial distribution of the Notes and (v) is not otherwise prohibited by any law or policy of the Commission from participating in the Registered Exchange Offer) to trade such New Notes from and after their receipt without any limitations or restrictions under the Securities Act and without material restrictions under the securities laws of a substantial proportion of the several states of the United States, provided, that Broker-Dealers receiving New Notes in the Registered Exchange Offer will have a prospectus delivery requirement with respect to resales of such New Notes. Notwithstanding anything contained herein, the Co-Issuers shall not be required to make a Registered Exchange Offer in any province or territory of Canada or to accept Notes surrendered by residents of Canada in the Registered Exchange Offer unless the distribution of New Notes pursuant to such offer can be effected pursuant to exemptions from the registration and prospectus requirements of the applicable securities laws of such province or territory and, as a condition to the sale of their Notes pursuant to a Registered Exchange Offer, such Holders of Notes in Canada will be required to make certain representations to the Co-Issuers, including a representation that they are entitled under the applicable securities laws of such province or territory to acquire the New Notes without the benefit of a prospectus qualified under such securities laws. In connection with any such distribution of New Notes in Canada, the Co-Issuers agree to make, on a timely basis, all filings reasonably required to be made with Canadian securities regulators with respect to such distribution of New Notes, including, without limitation, any required reports of the trades, and to pay all filings or other fees applicable in connection therewith.

(c) In connection with the Registered Exchange Offer, the Co-Issuers shall:

(i) mail, or cause to be mailed, to each Holder a copy of the Prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents, and in the case of Holders in Canada, any “wrapped” version thereof used in connection with the private placement of the New Notes;

(ii) keep the Registered Exchange Offer open for not less than 30 days after the date notice thereof is mailed to the Holders (or, in each case, longer if required by applicable law);

(iii) use their respective reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective under the Securities Act, supplemented and amended as required under the Securities Act, to ensure that it is available for sales of New Notes by Exchanging Dealers during the Exchange Offer Registration Period;

(iv) utilize the services of a depositary for the Registered Exchange Offer with an address in the Borough of Manhattan in New York City, which may be the Depository Trust Company, the Trustee, or an Affiliate of either of them;

(v) permit Holders to withdraw tendered Notes at any time prior to 5:00 p.m., New York time, on the last Business Day on which the Registered Exchange Offer is open;

(vi) prior to effectiveness of the Exchange Offer Registration Statement, provide a supplemental letter to the Commission (A) stating that the Co-Issuers are conducting the Registered Exchange Offer in reliance on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988), Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted by Shearman & Sterling (dated July 2, 1993); and (B) including a representation that the Co-Issuers have not entered into any arrangement or understanding with any person to distribute the New Notes to be received in the Registered Exchange Offer and that, to the best of the Co-Issuers’ information and belief, each Holder participating in the Registered Exchange Offer is acquiring the New Notes in the ordinary course of business and has no arrangement or understanding with any person to participate in the distribution of the New Notes; and

(vii) comply in all respects with all laws applicable to the Registered Exchange Offer.

(d) As soon as practicable after the close of the Registered Exchange Offer, the Co-Issuers shall:

(i) accept for exchange all Notes tendered and not validly withdrawn pursuant to the Registered Exchange Offer;

(ii) deliver to the Trustee for cancellation in accordance with Section 4(s) all Notes so accepted for exchange; and

(iii) cause the Trustee promptly to authenticate and deliver to each Holder of Notes a principal amount of New Notes equal to the principal amount of the Notes of such Holder so accepted for exchange; provided that, in the case of any Notes held in global form by a depository, authentication and delivery to such depository of one or more replacement Notes in global form in an equivalent principal amount thereto for the account of such Holders in accordance with the Indenture shall satisfy such authentication and delivery requirement.

(e) Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Registered Exchange Offer to participate in a distribution of the New Notes (x) can not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission in Exxon Capital Holdings Corporation (pub. avail. May 13, 1988) and Morgan Stanley and Co., Inc. (pub. avail. June 5, 1991), as interpreted in the Commission’s letter to Shearman & Sterling dated July 2, 1993 and similar no-action letters; and (y) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction, which must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K or any successor provisions under the Securities Act if the resales are of New Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Co-Issuers or one of their respective Affiliates. Accordingly, each Holder participating in the Registered Exchange Offer shall be required to represent to the Co-Issuers that, at the time of the consummation of the Registered Exchange Offer:

(i) any New Notes received by such Holder will be acquired in the ordinary course of business;

(ii) such Holder will have no arrangement or understanding with any person to participate in the distribution of the Notes or the New Notes within the meaning of the Securities Act;

(iii) such Holder is not an Affiliate of the Co-Issuers; and

(iv) if such Holder is an Exchanging Dealer, then such Holder will deliver a Prospectus in connection with a sale of any Notes received by such Holder pursuant to the Registered Exchange Offer.

(f) If any Initial Purchaser determines that it is not eligible to participate in the Registered Exchange Offer with respect to the exchange of Notes constituting any portion of an unsold allotment, at the request of such Initial Purchaser, the Co-Issuers shall issue and deliver to such Initial Purchaser or the person purchasing New Notes registered under a Shelf Registration Statement as contemplated by Section 3 hereof from such Initial Purchaser, in exchange for such Notes, a like principal amount of New Notes. The Co-Issuers shall use their respective reasonable best efforts to cause the

CUSIP Service Bureau to issue the same CUSIP number for such New Notes as for New Notes issued pursuant to the Registered Exchange Offer.

(g) The Co-Issuers shall ensure that the Exchange Offer Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Exchange Offer Registration Statement or such amendment or supplement, (A) comply in all material respects with the applicable requirements of the Securities Act; and (B) the Exchange Offer Registration Statement and the related Prospectus and any amendment or supplement thereto do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Co-Issuers shall not be responsible for any information provided by or on behalf of Holders).

3. Shelf Registration. (a) If (i) due to any change in law or applicable interpretations thereof by the Commission or its staff, the Co-Issuers determine upon advice of their outside counsel that they are not permitted to effect the Registered Exchange Offer as contemplated by Section 2 hereof; (ii) the Registered Exchange Offer is not consummated within 40 days of the date of the effectiveness of the Exchange Offer Registration Statement; (iii) prior to the 20th day following consummation of the Registered Exchange Offer (A) any Initial Purchaser so requests with respect to Notes that are not eligible to be exchanged for New Notes in the Registered Exchange Offer and that are held by it following consummation of the Registered Exchange Offer or (B) any Holder (other than an Initial Purchaser) is not eligible to participate in the Registered Exchange Offer (other than by reason of such Holder being an Affiliate of either of the Co-Issuers); or (iv) in the case of any Initial Purchaser that participates in the Registered Exchange Offer or acquires New Notes pursuant to Section 2(f) hereof, such Initial Purchaser does not receive freely tradeable New Notes in exchange for Notes constituting any portion of an unsold allotment (it being understood that (x) the requirement that an Initial Purchaser deliver a Prospectus containing the information required by Item 507 or 508 of Regulation S-K under the Securities Act in connection with sales of New Notes acquired in exchange for such Notes shall result in such New Notes being not “freely tradeable”; and (y) the requirement that an Exchanging Dealer deliver a Prospectus in connection with sales of New Notes acquired in the Registered Exchange Offer in exchange for Notes acquired as a result of market-making activities or other trading activities shall not result in such New Notes being not “freely tradeable”), the Co-Issuers shall effect, at their cost, a Shelf Registration Statement in accordance with subsection (b) below.

(b) (i) The Co-Issuers shall as promptly as practicable (but in no event prior to the earlier to occur of the 30th day following the filing date of Dollarama Group L.P.’s annual report on Form 10-K for the fiscal year ending January 31, 2007 and 180 days following the Issue Date), file with the Commission a Shelf Registration Statement relating to the offer and sale of the Notes or the New Notes, as applicable, by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders and set forth in such Shelf Registration Statement; provided, however, that no Holder (other than an Initial Purchaser) shall be entitled to have the Notes held by it covered by such Shelf Registration Statement unless such Holder agrees in writing to be bound by all of the provisions of this Agreement applicable to such Holder; and provided further, that with respect to New Notes received by an Initial Purchaser in exchange for Notes constituting any portion of an unsold allotment, the Co-Issuers may, if permitted by current interpretations by the Commission’s staff, file a post-effective amendment to the Exchange Offer Registration Statement containing the information required by Item 507 or 508 of Regulation S-K, as applicable, in satisfaction of their obligations under this subsection with respect thereto, and any such Exchange Offer Registration Statement, as so amended, shall be referred to herein as, and governed by the provisions herein applicable to, a Shelf Registration Statement.

(ii) Subject to Section 4(c), the Co-Issuers shall use their respective best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act, in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date the Shelf Registration Statement is declared effective by the Commission until the earliest of (A) two years from the Issue Date (or until one year from the effective date of the Shelf Registration Statement if the Shelf Registration Statement is filed at the request of the Initial Purchasers), (B) the date upon which all the Notes, covered by the Shelf Registration Statement have been sold or distributed pursuant to the Shelf Registration Statement or (C) the date on which all the Notes are disposed of in accordance herewith. The Co-Issuers shall be deemed not to have used their respective reasonable best efforts to keep the Shelf Registration Statement effective during the Shelf Registration Period if they voluntarily take any action that would result in Holders of Notes covered thereby not being able to offer and sell such Notes at any time during the Shelf Registration Period, unless such action is (x) required by applicable law or otherwise undertaken by the Co-Issuers in good faith and for valid business reasons (not including avoidance of the Co-Issuers’ obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted pursuant to Section 4(j)(ii) hereof.

(iii) The Co-Issuers shall cause the Shelf Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of the Shelf Registration Statement or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act; and (B) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading (it being understood that the Co-Issuers shall not be responsible for any information provided by or on behalf of Holders).

4. Additional Registration Procedures. In connection with any Shelf Registration Statement and, to the extent specified below, any Exchange Offer Registration Statement, the following provisions shall apply.

(a) The Co-Issuers shall:

(i) furnish, in each case, if requested in writing, to each of the Representatives and to counsel for the Holders, not less than five Business Days prior to the filing thereof with the Commission, a copy of any Exchange Offer Registration Statement and any Shelf Registration Statement, and each amendment thereof and each amendment or supplement, if any, to the Prospectus included therein (including all documents incorporated by reference therein after the initial filing) and shall use their reasonable best efforts to reflect in each such document, when so filed with the Commission, such comments as the Representatives reasonably propose;

(ii) include the information set forth in Annex A hereto on the facing page of the Exchange Offer Registration Statement, in Annex B hereto in the forepart of the Exchange Offer Registration Statement in a section setting forth details of the Exchange Offer, in Annex C hereto in the underwriting or plan of distribution section of the Prospectus contained in the Exchange Offer Registration Statement, and in Annex D hereto in the letter of transmittal delivered pursuant to the Registered Exchange Offer;

(iii) if requested by an Initial Purchaser, include the information required by Item 507 or 508 of Regulation S-K, as applicable, in the Prospectus contained in the Exchange Offer Registration Statement; and

(iv) in the case of a Shelf Registration Statement, include the names of the Holders that propose to sell Notes pursuant to the Shelf Registration Statement as selling security holders.

(b) The Co-Issuers shall advise the Representatives, the Holders of Notes covered by any Shelf Registration Statement and any Exchanging Dealer under any Exchange Offer Registration Statement that has provided in writing to the Co-Issuers a telephone or facsimile number and address for notices, and, if requested by the Representatives or any such Holder or Exchanging Dealer, shall confirm such advice in writing (which notice pursuant to clauses (ii)-(v) hereof shall be accompanied by an instruction to suspend the use of the Prospectus until the Co-Issuers shall have remedied the basis for such suspension):

(i) when a Registration Statement and any amendment thereto has been filed with the Commission and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the Commission for any amendment or supplement to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose;

(iv) of the receipt by the Co-Issuers of any notification with respect to the suspension of the qualification of the securities included therein for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose; and

(v) of the happening of any event that requires any change in the Registration Statement or the Prospectus so that, as of such date, they (A) do not contain any untrue statement of a material fact and (B) do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading.

(c) The Co-Issuers shall use their respective reasonable best efforts to prevent the issuance of any order suspending the effectiveness of any Registration Statement or the qualification of the securities therein for sale in any jurisdiction and, if issued, to obtain as soon as possible the withdrawal thereof.

(d) The Co-Issuers shall furnish to each Holder of Notes covered by any Shelf Registration Statement, without charge, at least one copy of such Shelf Registration Statement and any post-effective amendment thereto, including all material incorporated therein by reference, and, if the Holder so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(e) The Co-Issuers shall, during the Shelf Registration Period, deliver to each Holder of Notes covered by any Shelf Registration Statement, without charge, as many copies of the Prospectus (including the Preliminary Prospectus) included in such Shelf Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing. The Co-Issuers consent, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by each of the selling Holders of Notes in connection with the offering and sale of the Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Shelf Registration Statement in accordance with the plan of distribution set forth in such Shelf Registration Statement.

(f) The Co-Issuers shall furnish to each Exchanging Dealer which so requests, without charge, at least one copy of the Exchange Offer Registration Statement and any post-effective amendment thereto, including all material incorporated by reference therein, and, if the Exchanging Dealer so requests in writing, all exhibits thereto (including exhibits incorporated by reference therein).

(g) The Co-Issuers shall promptly deliver to each Initial Purchaser, each Exchanging Dealer and each other person required to deliver a Prospectus during the Exchange Offer Registration Period, without charge, as many copies of the Prospectus included in such Exchange Offer Registration Statement and any amendment or supplement thereto as any such person may reasonably request. The Co-Issuers consent, subject to the provisions of this Agreement, to the use of the Prospectus or any amendment or supplement thereto by any Initial Purchaser, any Exchanging Dealer and any such other person that may be required to deliver a Prospectus following the Registered Exchange Offer in connection with the offering and sale of the New Notes covered by the Prospectus, or any amendment or supplement thereto, included in the Exchange Offer Registration Statement.

(h) Prior to the Registered Exchange Offer or any other offering of Notes pursuant to any Registration Statement, the Co-Issuers shall use their reasonable best efforts to arrange, if necessary, for the qualification of the Notes or the New Notes for sale under the laws of such jurisdictions as any Holder shall reasonably request and shall maintain such qualification in effect so long as required; provided that in no event shall the Co-Issuers be obligated to qualify to do business in any jurisdiction where they are not then so qualified or to take any action that would subject them to service of process in suits, other than those arising out of the Initial Placement, the Registered Exchange Offer or any offering pursuant to a Shelf Registration Statement, in any such jurisdiction where they are not then so subject or to subject itself to taxation in respect of doing business in any jurisdiction.

(i) The Co-Issuers shall cooperate with the Holders of Notes to facilitate the timely preparation and delivery of certificates representing New Notes or Notes to be issued or sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as Holders may request.

(j) (i) Upon the occurrence of any event contemplated by subsection (b)(v) above, the Co-Issuers shall promptly (or within the time period provided for by clause (ii) hereof, if applicable) prepare a post-effective amendment to the applicable Registration Statement or an amendment or supplement to the related Prospectus or file any other required document so that, as thereafter delivered to Initial Purchasers of the securities included therein, the Prospectus will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. In such circumstances, the period of effectiveness of the Exchange Offer Registration Statement provided for in Section 2 shall be extended by the number of days from and including the date of the giving of a notice of suspension pursuant to Section 4(c) to and including the date when the Initial Purchasers, the Holders of the Notes and any known Exchanging Dealer shall have received such amended or supplemented Prospectus pursuant to this Section.

(ii) Upon the occurrence or existence of any pending corporate development or any other material event that, in the reasonable judgment of the Co-Issuers, makes it appropriate to suspend the availability of a Shelf Registration Statement and the related Prospectus, the Co-Issuers shall give notice (without notice of the nature or details of such events) to the Holders (but only to such Holders as are named as selling security holders in the Prospectus forming part of such Shelf Registration Statement) that the availability of the Shelf Registration is suspended and, upon actual receipt of any such notice, each Holder agrees not to sell any Registrable Notes pursuant to the Shelf Registration until such Holder’s receipt of copies of the supplemented or amended Prospectus provided for in Section 4(a)(i) hereof, or until it is advised in writing by the Co-Issuers that the Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The period during which the availability of the Shelf Registration and any Prospectus is suspended (the “Deferral Period”) shall not exceed 45 days in any three-month period or 90 days in any twelve-month period.

(k) Not later than the effective date of any Registration Statement, the Co-Issuers shall provide a CUSIP number for the Notes or the New Notes, as the case may be, registered under such Registration Statement and provide the Trustee with printed certificates for such Notes or New Notes, in a form eligible for deposit with The Depository Trust Company.

(l) The Co-Issuers shall make generally available to their security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act as soon as practicable after the effective date of the applicable Registration Statement and in any event no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the applicable Registration Statement.

(m) The Co-Issuers shall cause the Indenture to be qualified under the Trust Indenture Act as required by applicable law in a timely manner.

(n) The Co-Issuers may require each Holder of securities to be sold pursuant to any Shelf Registration Statement to furnish to the Co-Issuers such information regarding the Holder and the distribution of such securities as the Co-Issuers may from time to time reasonably require for inclusion in such Registration Statement. The Co-Issuers may exclude from such Shelf Registration Statement the Notes of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(o) In the case of any Shelf Registration Statement, the Co-Issuers shall enter into customary agreements (including, if requested, an underwriting agreement in customary form) and take all other appropriate actions, if any, in order to expedite or facilitate the registration or the disposition of the Notes, and in connection therewith, if an underwriting agreement is entered into, cause the same to contain indemnification provisions and procedures no less favorable than those set forth in Section 6 hereof.

(p) In the case of any Shelf Registration Statement, the Co-Issuers shall:

(i) make all relevant financial and other records and pertinent corporate documents of the Company and its subsidiaries reasonably available for inspection by the Holders of Notes to be registered thereunder, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney, accountant or other agent retained by the Majority Holders or any such underwriter;

(ii) cause the Co-Issuers’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders or any such underwriter, attorney, accountant or agent in connection with any such Registration

Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of such other parties by one counsel designated by and on behalf of such other parties as described in Section 5 hereof; provided, further, that such recipients shall first agree with the Co-Issuers that all such information shall be kept confidential by such recipients.

(iii) make such representations and warranties to the Holders of Notes registered thereunder and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) if requested by the Majority Holders, their counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use their reasonable best efforts to obtain opinions of counsel to the Co-Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the Managing Underwriters, if any) addressed to each selling Holder and the underwriters, if any, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(v) if requested by the Majority Holders, their counsel or the managing underwriters (if any) in connection with such Shelf Registration Statement, use their reasonable best efforts to obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each selling Holder of Notes registered thereunder and the underwriters, if any, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings; and

(vi) deliver such documents and certificates as may be reasonably requested by the Majority Holders or the Managing Underwriters, if any, including those to evidence compliance with Section 4(k) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Co-Issuers.

The actions set forth in clauses (iii), (iv), (v) and (vi) of this paragraph (p) shall be performed at (A) the effectiveness of such Registration Statement and each post-effective amendment thereto; and (B) each closing under any underwriting or similar agreement as and to the extent required thereunder.

(q) In the case of any Exchange Offer Registration Statement, the Co-Issuers shall, if requested by an Initial Purchaser, or by a broker dealer that holds Notes that were acquired as a result of market making or other trading activities:

(i) make reasonably available for inspection by the requesting party, and any attorney, accountant or other agent retained by the requesting party, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries;

(ii) cause the Co-Issuers’ officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the requesting party or any such attorney, accountant or agent in connection with any such Registration Statement as is customary for similar due diligence examinations; provided, however, that the foregoing inspection and information gathering shall be coordinated on behalf of the Initial Purchasers by you and on behalf of such other parties by one counsel designated by and on behalf of such other parties as described in Section 5 hereof (all such information shall be kept confidential by the recipients);

(iii) make such representations and warranties to the requesting party, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and covering matters including, but not limited to, those set forth in the Purchase Agreement;

(iv) obtain opinions of counsel to the Co-Issuers and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the requesting party and its counsel, addressed to the requesting party, covering such matters as are customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by the requesting party or its counsel;

(v) obtain “comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to the requesting party, in customary form and covering matters of the type customarily covered in “comfort” letters in connection with primary underwritten offerings, or if requested by the requesting party or its counsel in lieu of a “comfort” letter, an agreed-upon procedures letter under Statement on Auditing Standards No. 35, covering matters requested by the requesting party or its counsel; and

(vi) deliver such documents and certificates as may be reasonably requested by the requesting party or its counsel, including those to evidence compliance with Section 4(k) and with conditions customarily contained in underwriting agreements.

The foregoing actions set forth in clauses (iii), (iv), (v), and (vi) of this paragraph (q) shall be performed at the close of the Registered Exchange Offer and the effective date of any post-effective amendment to the Exchange Offer Registration Statement.

(r) If a Registered Exchange Offer is to be consummated, upon delivery of the Notes by Holders to the Co-Issuers (or to such other person as directed by the Co-Issuers) in exchange for the New Notes, the Co-Issuers shall mark, or caused to be marked, on the Notes so exchanged that such Notes are being cancelled in exchange for the New Notes. In no event shall the Notes be marked as paid or otherwise satisfied.

(s) The Co-Issuers shall use their respective reasonable best efforts if the Notes have been rated prior to the initial sale of such Notes, to confirm such rating agencies will continue to rate the Notes or the New Notes, as the case may be, covered by a Registration Statement.

(t) In the event that any Broker-Dealer shall underwrite any Notes or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the NASD Rules) thereof, whether as a Holder of such Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, the Co-Issuers shall cooperate with such Broker-Dealer in connection with any filing required to be made under the NASD Rules.

(u) The Co-Issuers shall use their respective reasonable best efforts to take all other steps necessary to effect the registration of the Notes or the New Notes, as the case may be, covered by a Registration Statement.

5. Registration Expenses. The Co-Issuers shall bear all expenses incurred in connection with the performance of its obligations under Sections 2, 3 and 4 hereof and, in the event of any Shelf Registration Statement, will reimburse the Holders for the reasonable fees and disbursements of one firm or counsel (which shall initially be Weil, Gotshal & Manges LLP, but which may be another nationally recognized law firm experienced in securities matters designated by the Majority Holders) to act as counsel for the Holders in connection therewith.

6. Indemnification and Contribution. (a) The Co-Issuers agree to indemnify and hold harmless each Holder of Notes or New Notes, as the case may be, covered by any Registration Statement, each Initial Purchaser and, with respect to any Prospectus delivery as contemplated in Section 4(h) hereof, each Exchanging Dealer, the directors, officers, employees, Affiliates and agents of each such Holder, Initial Purchaser or Exchanging Dealer and each person who controls any such Holder, Initial Purchaser or Exchanging Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in any preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, any Free Writing Prospectus used in violation of this Agreement or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any preliminary Prospectus or the Prospectus, in the light of the circumstances under which they were made) not misleading, and agree to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Co-Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Co-Issuers by or on behalf of the party claiming indemnification specifically for inclusion in such Registration Statement or Prospectus. This indemnity agreement shall be in addition to any liability that the Co-Issuers may otherwise have.

The Co-Issuers also agree to indemnify as provided in this Section 6(a) or contribute as provided in Section 6(d) hereof to Losses of each underwriter, if any, of Notes or New Notes, as the case may be, registered under a Shelf Registration Statement, their directors, officers, employees, Affiliates or agents and each person who controls such underwriter on substantially the same basis as that of the indemnification of the Initial Purchasers and the selling Holders provided in this Section 6(a) and shall, if requested by any Holder, enter into an underwriting agreement reflecting such agreement, as provided in Section 4(o) hereof.

(b) Each Holder of securities covered by a Registration Statement (including each Initial Purchaser that is a Holder, in such capacity) severally and not jointly agrees to indemnify and hold harmless the Co-Issuers, each of their respective directors, each of their respective officers who signs such Registration Statement and each person who controls the Co-Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against losses, claims, damages or liabilities to the same extent as the foregoing indemnity from the Co-Issuers to each such Holder, but only with reference to written information furnished to the Co-Issuers by or on behalf of such Holder specifically for inclusion in the documents referred to in the foregoing indemnity, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability that any such Holder may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 6 or notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, promptly notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest between the indemnifying party and the indemnified party; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section is unavailable to or insufficient to hold harmless an indemnified party for any reason for the losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party shall have a joint and several obligation (unless the Holders are the indemnifying parties in which case their obligations are several and not joint) to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, liability, damage or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by such indemnifying party, on the one hand, and such indemnified party, on the other hand, from the Initial Placement and the Registration Statement which resulted in such Losses; provided, however, that in no case shall any Initial Purchaser be responsible, in the aggregate, for any amount in excess of the purchase discount or commission applicable to such Note, or in the case of a New Note, applicable to the Security that was exchangeable into such New Note, as set forth in the Final Memorandum. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the indemnifying party and the indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Co-Issuers shall be deemed to be equal to the total net proceeds from the Initial Placement (before deducting expenses) as set forth in the Final Memorandum. Benefits received by the Initial Purchasers shall be deemed to be equal to the total purchase discounts and commissions as set forth on the cover page of the Final Memorandum, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Notes or New Notes, as applicable, registered under the Securities Act. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information provided by the indemnifying party, on the one hand, or by the indemnified party, on the other hand, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The parties agree that it would not be just and equitable if contribution were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each person who controls a Holder within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such Holder shall have the same rights to contribution as such Holder, and each person who controls the Co-Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Co-Issuers who shall have signed the Registration Statement and each director of the Co-Issuers shall have the same rights to contribution as the Co-Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Initial Purchasers’ obligations to contribute pursuant to this paragraph (d) are several and not joint.

(e) The provisions of this Section will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder or the Co-Issuers or any of the indemnified persons referred to in this Section 6, and will survive the sale by a Holder of securities covered by a Registration Statement.

7. Underwritten Registrations. (a) If any of the Notes or New Notes, as the case may be, covered by any Shelf Registration Statement are to be sold in an underwritten offering, the Managing Underwriters shall be selected by the Majority Holders and shall be reasonably acceptable to the Co-Issuers.

(b) No person may participate in any underwritten offering pursuant to any Shelf Registration Statement, unless such person (i) agrees to sell such person’s Notes or New Notes, as the case may be, on the basis reasonably provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements; and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Registration Defaults. If any of the following events (each, a “Registration Default”) shall occur, then the Co-Issuers shall pay liquidated damages (the “Additional Interest”) to the Holders of Notes in respect of the Notes as follows:

(a) if any Registration Statement required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, then Additional Interest shall accrue on the Registrable Notes at a rate of 0.25% per annum for the first 90 days from and including such specified date and 0.25% per annum at the end of each subsequent 90-day period, up to a maximum of 1.00% in the aggregate for all Registration Defaults; or

(b) if any Registration Statement required by this Agreement is not declared effective by the Commission on or prior to the date by which best efforts are to be used to cause such effectiveness under this Agreement, then commencing on the day after such specified date, Additional Interest shall accrue on the Registrable Notes at a rate of 0.25% per annum for the first 90 days from and including such specified date and shall increase by 0.25% per annum at the end of each subsequent 90-day period, up to a maximum of 1.00% in the aggregate for all Registration Defaults; or

(c) if any Registration Statement required by this Agreement has been declared effective but ceases to be effective at any time at which it is required to be effective under this Agreement, then commencing on the day the Registration Statement ceases to be effective, Additional Interest shall accrue on the Registrable Notes at a rate of 0.25% per annum for the first 90 days from and including such specified date and shall increase by 0.25% per annum at the end of each subsequent 90-day period, up to a maximum of 1.00% in the aggregate for all Registration Defaults;

provided, however, that (1) upon the filing of the Registration Statement (in the case of paragraph (a) above), (2) upon the effectiveness of the Registration Statement (in the case of paragraph (b) above), or (3) upon the effectiveness of the Registration Statement which had ceased to remain effective (in the case of paragraph (c) above), Additional Interest shall cease to accrue. Notwithstanding any provision herein to the contrary, Additional Interest shall not accrue on any Security that is no longer a Registrable Security and the amount of Additional Interest shall not increase because more than one Registration Default has occurred and is pending.

9. No Inconsistent Agreements. The Co-Issuers have not entered into, and agrees not to enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or that otherwise conflicts with the provisions hereof.

10. Amendments and Waivers. The provisions of this Agreement may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Co-Issuers have obtained the written consent of the Holders of a majority of the principal amount of Registrable Notes outstanding; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Co-Issuers shall obtain the written consent of each such Initial Purchaser against which such amendment, qualification, supplement, waiver or consent is to be effective; provided, further, that no amendment, qualification, supplement, waiver or consent with respect to Section 8 hereof shall be effective as against any Holder of Registered Notes unless consented to in writing by such Holder; and provided, further, that the provisions of this Article 10 may not be amended, qualified, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Co-Issuers have obtained the written consent of the Initial Purchasers and each Holder. Notwithstanding the foregoing (except the foregoing provisos), a waiver or consent to departure from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Notes or New Notes, as the case may be, are being sold pursuant to a Registration Statement and that does not directly or indirectly affect the rights of other

Holders may be given by the Majority Holders, determined on the basis of Notes or New Notes, as the case may be, being sold rather than registered under such Registration Statement.

11. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail, telex, telecopier or air courier guaranteeing overnight delivery:

(a) if to a Holder, at the most current address given by such holder to the Co-Issuers in accordance with the provisions of this Section 11, which address initially is, with respect to each Holder, the address of such Holder maintained by the Registrar under the Indenture;

(b) if to the Representatives, initially at the address or addresses set forth in the Purchase Agreement; and

(c) if to the Co-Issuers, initially at its address set forth in the Purchase Agreement.

All such notices and communications shall be deemed to have been duly given when received.

The Initial Purchasers or the Co-Issuers by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

12. Remedies. Each Holder, in addition to being entitled to exercise all rights provided to it herein, in the Indenture or in the Purchase Agreement or granted by law, including recovery of liquidated or other damages, will be entitled to specific performance of its rights under this Agreement. The Co-Issuers agree that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive in any action for specific performance the defense that a remedy at law would be adequate.

13. Successors. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective successors and assigns, including, without the need for an express assignment or any consent thereto by the Co-Issuers, subsequent Holders of Notes and the New Notes, or the indemnified persons referred to in Section 6 hereof. The Co-Issuers hereby agree to extend the benefits of this Agreement to any Holder of Notes and the New Notes, and any such Holder may specifically enforce the provisions of this Agreement as if an original party hereto.

14. Jurisdiction. The Co-Issuers agree that any suit, action or proceeding against the Co-Issuers brought by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Co-Issuers hereby appoint Corporation Service Company as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Co-Issuers hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Co-Issuers agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Co-Issuers. The Co-Issuers further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as any of the Notes shall be outstanding. To the extent that the Co-Issuers may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, it hereby irrevocably waives such immunity in respect of this Agreement, to the fullest extent permitted by law. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Holder or Initial Purchaser, the directors, officers, employees, Affiliates and agents of any Holder or Initial Purchaser, or by any person who controls any Holder or Initial Purchaser, in any court of competent jurisdiction in the Province of Québec. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

15. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Co-Issuers in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Co-Issuers will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Co-Issuers not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

16. Waiver of Immunity. To the extent that the Co-Issuers, the Initial Purchasers or the Holders have or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Co-Issuers, Initial Purchasers and the Holders hereby irrevocably waive and agree not to plead or claim such immunity in respect of its obligations under this Agreement.

17. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed in the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

20. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

21. Notes Held by the Co-Issuers, etc. Whenever the consent or approval of Holders of a specified percentage of principal amount of Notes or New Notes is required hereunder, Notes or New Notes, as applicable, held by the Co-Issuers or their Affiliates (other than subsequent Holders of Notes or New Notes if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Notes or New Notes) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

if the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Co-Issuers and the several Initial Purchasers.

Very truly yours,

Co-Issuers:

DOLLARAMA GROUP HOLDINGS L.P., as represented by its general partner, Dollarama Group Holdings GP ULC

By:
Name:
Title:

DOLLARAMA GROUP HOLDINGS CORPORATION

By:
Name:
Title:

SIGNATURE PAGE TO DOLLARAMA REGISTRATION RIGHTS AGREEMENT

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES INC. RBC CAPITAL MARKETS CORPORATION

By: CITIGROUP GLOBAL MARKETS INC.

By:
Name:
Title:

For itself and the other several Initial Purchasers named in Schedule I to the Purchase Agreement.

SIGNATURE PAGE TO DOLLARAMA REGISTRATION RIGHTS AGREEMENT

ANNEX A

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Co-Issuers have agreed that, starting on the expiration date and ending on the close of business 90 days after the expiration date, it will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

A-1

ANNEX B

Each broker-dealer that receives new securities for its own account in exchange for securities, where such securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. See “Plan of Distribution.”

B-1

ANNEX C

PLAN OF DISTRIBUTION

Each broker-dealer that receives new securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such new securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new securities received in exchange for securities where such securities were acquired as a result of market-making activities or other trading activities. The Co-Issuers have agreed that, starting on the expiration date and ending on the close of business one year after the expiration date, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until __________, ______, all dealers effecting transactions in the new securities may be required to deliver a prospectus.

The Co-Issuers will not receive any proceeds from any sale of new securities by brokers-dealers. New securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of new securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of one year after the expiration date, the Co-Issuers will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Co-Issuers have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holder of the securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

C-1

ANNEX D

Rider A

PLEASE FILL IN YOUR NAME AND ADDRESS BELOW IF YOU ARE A BROKER-DEALER AND WISH TO RECEIVE 10 ADDITIONAL COPIES OF THE PROSPECTUS AND 10 COPIES OF ANY AMENDMENTS OR SUPPLEMENTS THERETO.

Name:
Address:

Rider B

If the undersigned is not a broker-dealer, the undersigned represents that it acquired the new securities in the ordinary course of its business, it is not engaged in, and does not intend to engage in, a distribution of new securities and it has no arrangements or understandings with any person to participate in a distribution of the new securities. If the undersigned is a broker-dealer that will receive new securities for its own account in exchange for securities, it represents that the securities to be exchanged for new securities were acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such new securities; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

D-1